Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This First Amendment (this “Amendment”) is dated as of April 20, 2005 and amends that certain Amended and Restated Loan and Security Agreement dated as of April 9, 2004 (as amended, modified, supplemented, renewed or restated from time to time, the “Loan Agreement”) by and among PREMIUM STANDARD FARMS, INC., a Delaware corporation (“Premium”), PREMIUM STANDARD FARMS OF NORTH CAROLINA, INC., a Delaware corporation, and a wholly-owned subsidiary of Premium (“PSF-NC”), LUNDY INTERNATIONAL, INC., a North Carolina corporation and a wholly owned subsidiary of PSF-NC (“Lundy International”), and LPC TRANSPORT, INC., a Delaware corporation and a wholly-owned subsidiary of Premium (“LPC”, and collectively with Premium, PSF-NC, and Lundy International, “Borrower”, or if the context so requires, any of them), the financial institutions listed on the signature page hereof (collectively the “Lenders” and individually a “Lender”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as a Lender and in its capacity as Agent for the Lenders (in such capacity, the “Agent”).

RECITALS

     Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in the Loan Agreement, as amended by this Amendment. Premium plans to pursue an initial public offering that will be a pro-rata, secondary offering of Premium’s shares (referred to herein as the “IPO”). Related to the IPO, Premium plans to merge Parent (PSF Group Holdings) into Premium, with Premium as the surviving entity (referred to herein as the “PSF Merger”). Related to the IPO and the Merger, Premium plans to make various amendments to its Articles of Incorporation and By-Laws (the “Reorganization Amendments”). Premium also plans to refinance its existing 9 1/4% Senior Notes due 2011 (the “Notes”) by making a tender offer for the Notes, and financing the tender offer with a combination of the issuance of a smaller amount of less expensive public debt and Line of Credit Advances (referred to herein as the “Note Refinancing”). Borrower has requested that the Lenders release their liens on real property in Texas and North Carolina and their security interests in equipment in Texas and North Carolina (the “Collateral Release”). Borrower has requested that that the Agent and the Lenders waive and/or amend certain terms of the Loan Agreement to allow for the IPO, the PSF Merger, the Reorganization Amendments, the Note Refinancing and the Collateral Release, and amend certain other terms of the Loan Agreement, including, but not limited to, amendments to reduce the Applicable Margin and to eliminate the requirement that CGC maintain at all times, directly or indirectly, ownership of not less than 25% of Premium’s stock. The Agent and the Lenders agree to these waivers and amendments on the terms and conditions herein set forth.

     NOW THEREFORE, in consideration of the foregoing and of the terms and conditions contained in the Loan Agreement and this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower by the Agent and the Lenders, Borrower, the Agent and the Lenders agree as follows:

     1. Waivers and Consents. The Lenders acknowledge that the IPO and the PSF Merger are permitted under Section 8.2 of the Loan Agreement, Consolidations, Mergers, Acquisitions or Change in Ownership. Absent consent of the Lenders, the Reorganization Amendments either might or would constitute a violation of Section 8.10 of the Loan Agreement, Amendment of Organizational Documents. The Lenders hereby consent to the Reorganization Amendments and waive their rights powers and remedies with respect to the violations of Section 8.10 of the Loan Agreement that either might or would occur as a result of the Reorganization Amendments. Absent consent of the Lenders, the Note Refinancing either might or would constitute a violation of Section 2.4 of the Loan Agreement, Purpose, Section 7.9 of the Loan Agreement, Use of Proceeds, Section 8.3 of the Loan Agreement, Deposits, Investments, Advances or Loans, Section 8.4 of the Loan Agreement, Indebtedness, and Section 8.9 of the Loan Agreement, Distributions in Respect of Equity, Prepayment of Debt. The Lenders hereby consent to the Note Refinancing and waive their rights powers and remedies with respect to the violations of Section 2.4, Section 7.9, Section 8.3, Section 8.4 and Section 8.9 of the Loan Agreement that either might or would occur as a result of the Note Refinancing. Absent consent of the Lenders, the Collateral Release would not be permitted. The Lenders hereby consent to the Collateral Release. By execution of this Amendment, the Lenders hereby empower and direct the Agent, on behalf of the Lenders, to execute, deliver, file and record any and all documents reasonably required to complete the IPO, the PSF Merger, the Reorganization Amendments, the Note Refinancing and the Collateral Release, including but not limited to the release of the Guaranty of Parent dated May 13, 1998 and releases of the liens and security interests held by the Agent for the ratable benefit of the Lenders upon and in the real property and equipment located in Texas and North Carolina. Notwithstanding the foregoing waivers and consents, it is expressly understood and agreed that the Lenders shall have the right at all times hereafter to require strict performance by Borrower of all terms of the Loan Agreement or any other Financing Agreement, including without limitation, the terms of the aforementioned Sections of the Loan Agreement, that the Lenders do not waive, affect or diminish any right, power or remedy of the Lenders under the Loan Agreement or any other Financing Agreement except as expressly set forth herein and that except as expressly set forth herein, the Loan Agreement and each other Financing Agreement shall continue in full force and effect in accordance with their respective terms.

     2. Amended Defined Terms. Section 1.1 of the Loan Agreement, Definitions, shall be amended to amend the following definitions, which shall read in full as follows:

          “Applicable Margin” shall mean with respect to Swing Line Advances or Line of Credit Advances, which are Base Rate Loans or LIBOR Rate Loans, or with respect to Letters or fees for non-use of the Line of Credit Loan Commitments, the rates per annum set forth below for the then applicable Financial Performance Level:

Financial		LIBOR Rate
Performance Level	Base Rate	Letters	Non-Use Fee
Level 1	1.50%	3.00%	0.625%
Level 2	1.25%	2.75%	0.500%
Level 3	1.00%	2.50%	0.375%
Level 4	0.75%	2.25%	0.375%
Level 5	0.50%	2.00%	0.250%
Level 6	0.25%	1.75%	0.250%
Level 7	0.00%	1.50%	0.250%
Level 8	0.00%	1.25%	0.175%
Level 9	0.00%	1.00%	0.175%
Level 10	0.00%	0.75%	0.175%

The current Financial Performance Level shall be Level 8. The Agent will review Borrower’s financial performance as of each fiscal quarter end, beginning with fiscal quarter end March, 2005, after its receipt of Borrower’s financial statements and Compliance Certificate as of the end of such fiscal quarter, and will confirm Borrower’s determination as to Borrower’s Financial Performance Level based on such fiscal quarter. As so confirmed by the Agent, Borrower’s Financial Performance Level will determine the Applicable Margin effective for Swing Line Advances or Line of Credit Advances, which are Base Rate Loans or LIBOR Rate Loans, or with respect to fees for non-use of the Line of Credit Loan Commitments for the three month period beginning on the tenth day of the month following the month in which the Agent receives such quarter end financial statements if the Agent receives such quarter end financial statements prior to the last five (5) Business Days of the month following the end of such fiscal quarter. If the Agent receives such quarter end financial statements on or after fifth Business Day prior to the end of the month following the end of such fiscal quarter but on or before the date they are due in accordance with Section 7.1, any reduction in the Applicable Margin will be delayed until the tenth day of the second month following the month in which the Agent receives such quarter end financial statements, but any increase in the Applicable Margin will be effective on the tenth day of the month following the month in which the Agent receives such quarter end financial statements. If the Agent does not receive such quarter end statements on or before the date they are due in accordance with Section 7.1, Borrower’s Financial Performance Level shall be deemed to be Level 1 beginning with the tenth day of the second month following the end of such fiscal quarter and shall remain at Level 1 until the 15th Business Day after such financial statements are received by the Agent and a determination by the Agent that a different Financial Level shall apply during the remainder of the three month period.

     “Financial Performance Level” shall mean the applicable level of Borrower’s financial performance determined in accordance with the table and paragraph set forth below, with Leverage Ratio being determined using the EBITDA calculations referred to in Section 7.6(c).

Financial
Performance
Level	Leverage Ratio
Level 1	Greater than or equal to 4.50 to 1.0
Level 2	Less than 4.50 to 1.0 but greater than or equal to 4.00 to 1.0
Level 3	Less than 4.00 to 1.0 but greater than or equal to 3.50 to 1.0
Level 4	Less than 3.50 to 1.0 but greater than or equal to 3.00 to 1.0
Level 5	Less than 3.00 to 1.0 but greater than or equal to 2.50 to 1.0
Level 6	Less than 2.50 to 1.0 but greater than or equal to 2.00 to 1.0
Level 7	Less than 2.00 to 1.0 but greater than or equal to 1.50 to 1.0
Level 8	Less than 1.50 to 1.0 but greater than or equal to 1.00 to 1.0
Level 9	Less than 1.00 to 1.0 but greater than or equal to 0.75 to 1.0
Level 10	Less than 0.75 to 1.0

     “Permitted Acquisition” shall mean an acquisition by Borrower of another legal entity or entities (collectively the “Target”) by merger with the Target, by acquisition of ownership interests in the Target or by acquisition of all or substantially all of the assets of the Target, in a transaction or related transactions, that meet the following criteria: (a) the aggregate purchase price (including any indebtedness, other than the Liabilities, incurred or assumed) does not exceed $25,000,000 and (i) the Target is in the same line of business as Borrower, (ii) in the case of a merger a Borrower is the surviving entity, (iii) in the case of an acquisition of ownership interests, 100% of such ownership interests are owed by one or more of Borrowers and the Target becomes a Borrower under this Agreement, and (iv) the acquisition would not otherwise result in a Default or a Matured Default; or (b) the aggregate purchase price (including any indebtedness, other than the Liabilities, incurred or assumed) exceeds $25,000,0000 but does not exceed $50,000,000 and (i) the criteria set forth in (a) (i) through (iv) above are met, (ii) not later than 15 Business Days prior to the consummation of the acquisition, Borrower has provided the Agent with acceptable pro forma financial statements through the Termination Date, giving effect to the acquisition, which demonstrate that the Leverage Ratio, using the EBITDA calculations referred to in Section 7.6(c), will not at any time exceed 3.00 to 1.00 and which demonstrate continuing compliance with the other terms of Section 7.6, (relating to other Financial Covenants and Ratios).

     3. Reorganization Expenses Excluded from EBITDA. To the extent they are deducted from net consolidated income of Borrower, the costs and expenses incurred in pursuit of the IPO, the PSF Merger, the Reorganization Amendments and the Note Refinancing, shall be added to net consolidated income of Borrower in the calculation of EBITDA, as defined in Section 1.1 of the Loan Agreement, General Definitions.

     4. Form of Compliance Certificate. The Compliance Certificate referred to in Section 7.1(b) of the Loan Agreement, Financial and Other Information, shall be in the form attached hereto as Exhibit 7A-1.

     5. Amendment of Covenant to Eliminate CGC Ownership Requirement. Section 8.2 of the Loan Agreement, Consolidations, Mergers, Acquisitions or Change in Ownership, shall be amended to read in full as follows:

          8.2 Consolidations, Mergers, or Acquisitions. Borrower shall not recapitalize or consolidate with, merge with, or otherwise acquire all or substantially all of the assets or properties of any other Person, or acquire or create new subsidiaries except that: (a) Borrower may make Permitted Acquisitions, (b) Premium may enter into any transaction to raise equity capital, (c) Premium may merge with Parent or another Borrower, provided that Premium is the survivor of the merger, and (d) subject to the foregoing, any Borrower may merge with any other Borrower.

     6. Amendment of Covenant to Increase Permitted Indebtedness. Section 8.4 of the Loan Agreement, Indebtedness, shall be amended to read in full as follows:

          8.4 Indebtedness. Except for those obligations and that indebtedness presently in existence and reflected in Borrower’s financial statements referred to in Section 6.14 or referred to in Section 6.7, Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, direct or indirect fixed or contingent, including obligations under capitalized leases, except: (a) the Liabilities; (b) obligations secured by liens or security interests permitted under Section 8.1 or contingent obligations permitted under Section 8.5; and (c) trade obligations, Producer Payables and normal accruals in the ordinary course of Borrower’s business not yet due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that Borrower has set aside on Borrower’s books adequate reserves therefor, if appropriate under GAAP; (d) indebtedness incurred or assumed as part of a Permitted Acquisition; and (e) other indebtedness not exceeding $20,000,000 in the aggregate at any one time outstanding.

     7. Amendment of Covenant to Permit Dispositions. Section 8.6 of the Loan Agreement, Disposition of Property, shall be amended to read in full as follows:

          8.6 Disposition of Property. Except as set forth on Exhibit 8A-2, as permitted by Section 5.14, and except for the disposition of obsolete or worn out property in the ordinary course of business, Borrower shall not sell, lease, transfer or otherwise dispose of any of Borrower’s properties, assets or rights. The Agent, on behalf of the Lenders, shall be empowered to execute, deliver, file and record any and all documents reasonably required to release the liens and security interests held by the Agent for the ratable benefit of the Lenders upon and in the Borrower’s properties, assets or rights that are disposed of in accordance with this Section 8.6.

     8. Amendment of Covenant to Permit Increased Dividends. Section 8.9 of the Loan Agreement, Distributions in Respect of Equity, Prepayment of Debt, shall be amended to read in full as follows:

          8.9 Distributions in Respect of Equity, Prepayment of Debt. Borrower shall not directly or indirectly: (a) redeem any of Borrower’s shares of capital stock or pay dividends on any class of Borrower’s capital stock, provided however, that a Borrower may pay dividends to another Borrower in any amount, Premium may issue stock dividends and, provided that no Default or Matured Default has occurred and is continuing or would be caused thereby, Premium may pay dividends or redeem stock in any one Fiscal Year of not more than $15,000,000 in the aggregate; or (b) prepay any principal, interest or other payments on or in connection with any Interest Bearing Debt of Borrower other than the Liabilities.

     9. Amendment of Covenant to Increase Permitted Lease Obligations. Section 8.11 of the Loan Agreement, Lease Limitations, shall be amended to read in full as follows:

          8.11 Lease Limitations. Borrower’s financial obligations under all operating leases, synthetic leases and similar agreements, other than capitalized leases, shall not exceed $20,000,000 in the aggregate for any fiscal year of Borrower.

     10. General Representations and Warranties. To induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and the Lenders that (a) the factual information taken as a whole in the materials furnished by or on behalf of the Borrower to the Agent or any Lender for purposes of or in connection with this Amendment, does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained therein from being misleading as of the date of this Amendment, and (b) except as described in this Amendment, a previous amendment of the Loan Agreement or as previously disclosed in writing to the Agent by the submission of a Compliance Certificate or otherwise, each and every representation and warranty set forth in the Loan

Agreement is true and correct as of the date hereof, and shall be deemed remade by the Borrower as of the date hereof.

     11. Conditions; Documentation. This Amendment shall be effective upon the execution and/or delivery of this Amendment to the Agent by the Borrower and each of the Lenders.

     12. Incorporation of Loan Agreement. The parties agree that this Amendment shall be an integral part of the Loan Agreement, that all of the terms set forth therein are incorporated in this Amendment by reference, and that all terms of this Amendment are incorporated therein as of the date of this Amendment. All of the terms and conditions of the Loan Agreement, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Loan Agreement, the terms of this Amendment shall control.

     13. Counterparts & Facsimile. This document may be executed in several counterparts, each of which shall be construed together as one original. Facsimile signatures on this document shall be considered as original signatures.

{The rest of this page is intentionally left blank – Signature pages follow}

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

PREMIUM STANDARD FARMS, INC.,
a Delaware corporation

ATTEST:

By:	/s/Dennis D. Rippe	By:	/s/ Stephen A. Lightstone

Its:	Vice President and Controller	Its:	Executive Vice President

LUNDY INTERNATIONAL, INC., a
North Carolina corporation

ATTEST:

By:	/s/Dennis D. Rippe	By:	/s/ Stephen A. Lightstone

Its:	Vice President and Controller	Its:	Executive Vice President

PREMIUM STANDARD FARMS OF NORTH CAROLINA, INC., a Delaware corporation

ATTEST:

By:	/s/Dennis D. Rippe	By:	/s/ Stephen A. Lightstone

Its:	Vice President and Controller	Its:	Executive Vice President

LPC TRANSPORT, INC., a Delaware corporation

ATTEST:

By:	/s/Dennis D. Rippe	By:	/s/ Stephen A. Lightstone

Its:	Vice President and Controller	Its:	Executive Vice President

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Lender
950 17th Street, Suite 350
Denver, Colorado 80202

		By:	/s/ Alan Schuler

		Its:	Senior Vice President

{Signature Page to First Amendment of Amended and Restated Loan and Security Agreement Dated as of April 20, 2005}

FARM CREDIT SERVICES OF MISSOURI, PCA

By:	/s/ Terry Eidson

Its:	Senior Vice President

HARRIS TRUST AND SAVINGS BANK

By:	/s/ John R. Carley

Its:	Vice President

FARM CREDIT SERVICES OF AMERICA, FLCA

By:	/s/ Kent E. Bang

Its:	Vice President

FIRST NATIONAL BANK OF OMAHA

By:	/s/ Brian Frebert

Its:	Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK
INTERNATIONAL”, NEW YORK BRANCH

By:	/s/ Robert Mandula

Its:	Managing Director

By:	/s/ Rebecca O. Morrow

Its:	Executive Director

{Signature Page to First Amendment of Amended and Restated Loan and Security Agreement Dated as of April 20, 2005}

Exhibit 7A-1
To
Amended and Restated Loan Agreement

Compliance Certificate

Attached

Exhibit 8A-2 to
Loan and Security Agreement

Permitted Dispositions of Property

Boneless Hams Plant located in Dunn, North Carolina and related real and personal property, including equipment and inventory.

Facilities located in Texas and related real and personal property, including equipment and inventory.

Upon the prior written consent of the Agent, other property with a cumulative book value of up to $2,000,000 in any Fiscal Year of Borrower.